To the Trustees of the
Intermediate Tax Free
Portfolio:

In planning and performing
our audit of the financial
statements of the
Intermediate Tax Free
Portfolio (hereafter referred
to as the "Portfolio") for
the year ended September 30,
1999, we
considered its internal
control, including control
activities for safeguarding
securities, in order to
determine our auditing
procedures for the purpose of
expressing our opinion on the
financial
statements and to comply with
the requirements of Form N-
SAR, not to provide assurance
on
internal control.

The management of the
Portfolio is responsible for
establishing and maintaining
internal control.
In fulfilling this
responsibility, estimates and
judgments by management are
required to assess
the expected benefits and
related costs of controls.
Generally, controls that are
relevant to an
audit pertain to the entity's
objective of preparing
financial statements and
financial highlights for
external purposes that are
fairly presented in
conformity with generally
accepted accounting
principles.  Those controls
include the safeguarding of
assets against unauthorized
acquisition,
use or disposition.

Because of inherent
limitations in internal
control, error or fraud may
occur and not be detected.
Also, projection of any
evaluation of internal
control to future periods is
subject to the risk that it
may become inadequate because
of changes in conditions or
that the effectiveness of the
design
and operation may
deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in
internal control
that might be material
weaknesses under standards
established by the American
Institute of
Certified Public Accountants.
A material weakness is a
condition in which the design
or
operation of one or more of
the internal control
components does not reduce to
a relatively low
level the risk that
misstatements caused by error
or fraud in amounts that
would be material in
relation to the financial
statements being audited may
occur and not be detected
within a timely
period by employees in the
normal course of performing
their assigned functions.
However, we
noted no matters involving
internal control and its
operation, including controls
over
safeguarding securities, that
we consider to be material
weaknesses as defined above
as of
September 30, 1999.

This report is intended
solely for the information
and use of management, the
Trustees of the
Intermediate Tax Free
Portfolio and the Securities
and Exchange Commission and
is not
intended to be and should not
be used by anyone other than
these specified parties.



PricewaterhouseCoopers LLP
Baltimore, Maryland
November 17, 1999